Exhibit 3.04

                                STATE OF DELAWARE
                         AMENDMENT TO THE CERTIFICATE OF
                               LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited  Partnership is Morgan Stanley Charter Millburn
L.P.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows:
     "The name of the limited partnership is Morgan Stanley Charter WCM L.P."

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 13th day of October, 2006.

                                          Demeter Management Corporation
                                          General Partner

                                          /s/Walter Davis
                                          ------------------------------
                                          Walter Davis, President